Exhibit 10.21

FIRST AMENDMENT TO

PAYMENT AGREEMENT

This First Amendment to Payment Agreement (this “Amendment”), dated as of January 24, 2020, amends that certain Payment Agreement, dated as of January 14, 2019 (the “Payment Agreement”), by and between Tilray, Inc., a Delaware corporation (the “Company”), and ABG Intermediate Holdings 2, LLC, a Delaware limited liability company (“ABG”) (each, a “Party” and together, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Payment Agreement.

WHEREAS, on the date of the Payment Agreement, the Parties entered into that certain Profit Participation Agreement (the “Participation Agreement”), setting forth the terms and conditions pursuant to which the Company purchased from ABG a participation right in revenues from the exploitation of ABG brands in connection with the development, marketing and sale of Cannabis Products (as defined in the Participation Agreement) in jurisdictions in which it is legal to do so;

WHEREAS, the Parties are amending and restating the Participation Agreement to, among other matters, modify the profit sharing arrangements between the Parties and enter into amendments to certain exploitation opportunities of ABG brands in connection therewith; and

WHEREAS, in consideration of the amendment and restatement of the Participation Agreement, the Parties desire to amend the Payment Agreement to terminate certain payment obligations set forth therein.

NOW, THEREFORE, IN CONSIDERATION of the foregoing recitals (which are specifically incorporated herein by this reference) and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Section 1.	Termination of the Second Additional Consideration Date.

1.1The Payment Agreement is hereby amended by terminating Section 2.1(d) of the Payment Agreement and all references in the Payment Agreement to the defined term “Second Additional Consideration Date”.

1.2In implementation of the amendment set forth in Section 1.1 above, the Company shall have no obligation to issue and deliver cash or Class 2 Common Stock pursuant to Section 2.1(d) of the Payment Agreement, upon the occurrence of the Second Additional Consideration Date, upon an Extraordinary Event pursuant to Section 2.3(b) of the Payment Agreement, or otherwise.

Section 2.	Miscellaneous.

2.1This provisions of Article V (Miscellaneous) of the Payment Agreement are hereby incorporated into and apply to the terms of this Amendment mutatis mutandis.

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2.2This Amendment may be executed in one or more counterparts, each of which will be an original, but all of which together will constitute one agreement binding on all Parties hereto.  Each of the Parties agrees that a photographic or facsimile copy of the signature evidencing a Party’s execution of this Amendment will be effective as an original signature and may be used in lieu of the original for any purpose.

[Remainder of Page Intentionally Blank; Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Payment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TILRAY, INC.

By:_/s/ Brendan Kennedy

Name: Brendan Kennedy

Title:Chief Executive Officer

ABG INTERMEDIATE HOLDINGS 2, LLC

By:/s/Jay Durbiner_____

Name: Jay Durbiner

Title:General Counsel

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